Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Brocade Communications Systems, Inc.:
We consent to the incorporation by reference in the registration statements on Form S‑8 (Nos. 333‑211823, 333‑211039, 333-204829, 333-192886, 333-181851, 333‑158874, 333-156413, 333-156140, 333‑143053, 333‑140334, 333‑129909, 333‑129908, 333‑117897, 333‑103571, 333‑100797, 333‑72480, 333‑64260, 333‑53734, 333‑39126, 333‑95653 and 333‑85187) of Brocade Communications Systems, Inc. (the Company) of our reports dated December 16, 2016 with respect to the consolidated balance sheets of Brocade Communications Systems, Inc. as of October 29, 2016 and October 31, 2015 and the related consolidated statements of income, comprehensive income, cash flows, and stockholders’ equity for each of the years in the three‑year period ended October 29, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 29, 2016, which reports appear in the 2016 annual report on Form 10‑K of Brocade Communications Systems, Inc.
Our report dated December 16, 2016, on the effectiveness of internal control over financial reporting as of October 29, 2016, contains an explanatory paragraph that states the Company acquired Ruckus Wireless, Inc. on May 27, 2016, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of October 29, 2016, Ruckus Wireless, Inc.’s internal control over financial reporting associated with Ruckus Wireless, Inc. are total assets of $1,226.3 million (of which $1,062.9 million represents goodwill and intangible assets that were subject to the Company's internal control over financial reporting) and net revenues of $181.5 million included in the consolidated financial statements of the Company as of and for the year ended October 29, 2016. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Ruckus Wireless, Inc.

/s/ KPMG LLP

Santa Clara, California
December 16, 2016